INDEPENDENT AUDITORS' CONSENT




To the Board of Trustees and Shareholders of:

     WPG Tudor Fund
     WPG Growth and Income Fund
     WPG Quantitative Equity Fund
     Weiss, Peck & Greer International Fund
     WPG Core Bond Fund
     WPG Intermediate Municipal Bond Fund
     WPG Government Money Market Fund
     WPG Tax Free Money Market Fund


We consent to the use of our report dated January 20, 2000 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                                            KPMG LLP


New York, New York
April 26, 2000